SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2008
Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On or about April 9, 2008, Earth Biofuels, Inc. (“Earth or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Pursuant to the terms of the Agreement, the Company issued to the purchaser 535,000 shares of Series A Convertible Preferred Stock (as defined below), 5,000,000 restricted shares of the Company’s common stock (“Common Stock”), warrants to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $.0375 and warrants to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $.025.

Section 3 - Securities and Trading Markets Item 8.01 Other Events.

Item 3.03 Material Modification to Rights of Security Holders.

Earth Biofuels, Inc. (“Earth” or the “Company”) is authorized to issue 15,000,000 shares of $0.001 par value preferred stock (“Preferred Stock”).  The Board of Directors of the Company has designated 935,000 shares of the Preferred Stock as Series A Preferred Stock, the number of shares designated and rights of each class are briefly described as follows:

Series A Convertible Preferred Stock

On April 10, 2008, the Company designated 935,000 shares of Preferred Stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $.02. The Series A Preferred Stock is redeemable at any time after April 27, 2008 at the sole option of the holder at a redemption price of $1.35 per share. In the event the Company cannot redeem the Series A Convertible Preferred Stock upon demand by the holder after April 27, 2008, the conversion price shall be adjusted to $.0025. Holders of the Series A Preferred Stock are entitled to receive dividends or other distributions with the holders of the Company’s common stock, on an as converted basis when and if declared by the Directors of the Company.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock.   Holders of Series A Preferred Stock are entitled to one vote for each share of Series A Convertible Preferred Shares held, are entitled to elect up to two members to the Company’s Board of Directors, and, absent such election, are provided certain voting and veto rights to any vote by the Board of Directors. As of April 10, 2008, there were 935,000 shares of Series A Preferred Stock designated and 535,000 shares of Series A Preferred Stock issued and outstanding.  The terms of the Series A Preferred Stock are more fully set forth in the Articles of Amendment described in Item 5.03 below and filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 5 - Corporate Governance and Management.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2008, the Company filed a Certificate of Amendment to it’s Certificate of Incorporation (the “Series A Certificate of Amendment”) with the Secretary of State of Delaware to amend its Certificate of Incorporation and establish the preferences, limitations and relative rights of Series A Convertible Stock.  The Series A Certificate of Amendment became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit

3.1*	Articles of Amendment, dated April 10, 2008, relating to Earth’s Series A Preferred Stock.

10.1	Securities Purchase Agreement dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.                           (Registrant)

Date:  April 18, 2008                                                                By:    /s/ Dennis G. McLaughlin, III

                                                            Dennis G. McLaughlin, III

                                                Chief Executive Officer